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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 29, 2001 included in AGCO Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 and our report dated March 29, 2001 (except with respect to the matter discussed in Note 14, as to which the date is April 17, 2001) included in AGCO Corporation's Form 8-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.





Atlanta, Georgia
July 12, 2001